Exhibit 32.1
Certifications Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)
     In connection with the Quarterly Report (the “report”) of Neutron Enterprises, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2007, as filed with the Securities and Exchange Commission, Rory Olson, Chief Executive Officer of the Company, and Mitchell Rosen, Chief Financial Officer of the Company, do each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:
(1)	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Rory Olson
Rory Olson
Chief Executive Officer

/s/ Mitchell Rosen
Mitchell Rosen, C.A.
Chief Financial Officer

Date: [August 14], 2007